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WHOLESALE USAGE AGREEMENT
PSINet Inc.                             Purchaser:               Rocky Mountain Internet, Inc.
510 Huntmar Park Drive                  Address:                 1099 18th St.
Herndon, VA 20170                                                Suite 3000
                                                                 Denver, CO 80202

Phone:703.904.4100                      Phone:                   303. 672.0706
Facsimile:703.397.5318                  Facsimile:               303. 672.0711
info@psi.com                            Electronic Mail:         kloud@rmi.net

Business Contact: Julie Gillespie       Business Contact:        Kevin Loud
Title: Regional Sales Manager           Title:                   VP, Operations
Phone:  703.904.4100 x1375

Technical Contact: Bob Conant           Technical Contact:       Richard Dingess
Title: ISP Support Engineer
Phone: 518.283.8860                     Title:                   Vice President

                                        Phone:                   303. 672.0727

                                        Fax                      303. 672.0711
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THIS AGREEMENT is made by and between PSINet Inc., a corporation incorporated under the laws of the State of New York, ("PSINet") and Rocky Mountain Internet, Inc. ("Retailer") in order for Retailer to obtain from PSINet access to the PSINet's network and the Internet for the benefit of Retailer's individual customers desiring dialup or "switched" network access ("Access") as further described below. In consideration of the mutual promises and covenants contained herein, the parties agree, intending to be legally bound, as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

     1.1 "AUTHORIZED USER" shall mean any person authorized by a Subscriber to have an account on a Host. Retailer may not permit any person or entity other than an Authorized User to Access to the Network, except with the written consent of PSINet. No person may be authorized to use the Network by means of a connection between a Host owned or leased by a Subscriber and a Host owned or leased by a person other than a Subscriber.

     1.2 "EFFECTIVE DATE" of this Agreement is the date accompanying the last party to sign's signature.

     1.3 "FORECAST" shall be the four (4) month rolling forecast Retailer provides to PSINet on a monthly basis of the estimated number of Subscribers that will be served by each POP.

     1.4 "HOST" shall mean a computer with a network (or IP) address.

     1.5 "MARK" is any name, logo, trade name, trademark, copyright, service mark or other intellectual property right owned by PSINet or its Retailer.

     1.6 "NETWORK" shall mean the combination of computer hardware, computer software programs and data transmission facilities operated by PSINet (or its duly authorized subcontractors) which will permit computers operated by Subscribers to communicate with computers at remote locations which are operated by others via the TCP/IP communications protocol and to provide access to Internet.

     1.7 "POP" shall mean a Network point-of-presence where PSINet equipment will be located and these POPs will be positioned throughout the world in order to provide Authorized Users Access via telephone calls.

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     1.8 "SUBSCRIBER" shall mean any individual person authorized by Retailer to have Access to the Network, although this Access is not to be used with Local Area Network (LAN) applications. Retailer may not permit any entity other than a Subscriber to have Access to the Network, except with the written consent of PSINet.

2.  PSINET OBLIGATIONS.

     2.1 GENERAL. PSINet agrees to provide Retailer with Access for Subscribers to the Network and the Internet. The fees to be paid by Retailer to PSINet for such Access services are set forth below in Section 4.

     2.2 PROVISION OF ACCESS. Throughout the term of this Agreement, PSINet shall provide Subscribers with Access at the levels then provided and supported by PSINet. A recent estimated listing of Network POPs can be retrieved through access to PSINet's world-wide web site at 'HTTP://WWW.PSI.NET'. PSINet reserves the right to install new POPs and/or to close existing POPs as it, in its sole discretion, deems appropriate.
     In the event PSINet deems it necessary to close an existing POP, PSINet shall provide Retailer with sixty (60) days written notice thereof. Retailer may order such Access on behalf of its present or future Subscribers and there shall be no limit on the number of Subscribers who may use the Network; provided, however, that PSINet may refuse service to Retailer because there is insufficient capacity on the Network or in the POP to provide the Access amount requested. In the event PSINet determines there to be such lack of capacity, then the provisions of Section 4.10 herein do not apply to the effected POP during any month for which such insufficient capacity occurs.

     2.3 ISDN SERVICE. PSINet shall also make ISDN 64k and 128k Internet connection services available to Retailer for Subscribers. The fees to be paid by Retailer for such services are set forth below.

     2.4  ***

     2.5  REPORTS AND INFORMATION REGARDING SERVICE.

          2.5.1 ACCESS TO NETWORK MONITORING SYSTEMS. PSINet shall provide Retailer with read-only access to all applicable network monitoring systems used by PSINet to monitor the Network.

          2.5.2 PSINET NETWORK OUTAGES. PSINet shall provide to Retailer prompt notification of any Network outages that affect Subscribers. When possible, at least three days in advance notice of planned outages shall be given to Retailer so that Subscribers may be alerted.

     2.6 PSINET TECHNICAL SUPPORT. PSINet agrees to provide Retailer, at no additional charge, reasonable back-end technical support and problem escalation support for Access and Network problems. However, PSINet is not obligated to provide technical support and problem escalation support to Subscribers.

     2.7 TERMINATION OF ACCESS. PSINet shall terminate the Access rights of any Subscriber as soon as is reasonably practicable upon written notice from Retailer to do so or upon mutually agreed upon electronic process with receipt confirmed, but shall have no liability in connection therewith.

     Further, Retailer and its Subscribers are required to comply with PSINet's Net-Abuse Policy ("Policy") as currently set forth on PSINet's Web site (http://www.psi.net) and as the Policy may be modified by PSINet in its sole discretion from time to time. Any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (i) any local, state, federal or international law, regulation or treaty; (ii) the Policy; or (iii) any community standard or accepted Internet policy is prohibited. In the event of violation of the foregoing by any Subscriber, PSINet will advise Retailer accordingly, and PSINet reserves the right, in its sole discretion, to terminate such Subscribers Access immediately with written notice to Retailer. In the event of violation of the foregoing by Retailer, PSINet may deem such violation a material breach of this Agreement and may, in its sole discretion, terminate this Agreement with written notice to Retailer, but without the cure period specified in
     Section 5 below.

3.  RETAILER OBLIGATIONS.

     3.1 RETAILER RESPONSIBILITY FOR ITS SUBSCRIBERS. Retailer shall be responsible for all customer support, pricing and service plans, billing and collections with respect to its own Subscribers.

     3.2 RETAILER CONNECTION TO THE NETWORK. Retailer shall provide, at its own expense, the telecommunications circuit for its connection to the Network which shall run between the best suited PSINet POP (as determined by

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     PSINet) and the Retailer's operations center (which includes the local telephone company or Competitive Access Provider circuits). In addition, Retailer shall provide an estimate of the traffic it anticipates between Retailer's network and PSINet's Network.

     3.3 SUBSCRIBER EQUIPMENT. PSINet shall not be responsible for the installation, operation or maintenance of any computer equipment or computer software programs provided by Retailer or any Subscriber.

     3.4 ***

     3.5 USE OF MARKS. Neither party is authorized through this Agreement to use the other party's Marks in connection with their sales, advertisements and promotion of its services to Subscribers, except in materials either provided or approved by the authorized user of the mark prior to it's use. Each party shall send to the other party a copy of any printed material using the other party's Mark or other copyrighted material, and the authorized party shall have the right to disapprove such use (although approval shall not be unreasonably withheld). Upon termination of this Agreement, each party shall cease to use any of such Marks or copyrighted material and shall, within a reasonable time agreeable to the authorized party, remove any reference to authorized party from its advertising and promotional material.

     3.6 ***

4.  PRICE AND PRICING TERMS.

     4.1 ***

     4.2 ***

     The applicable Base Charge above is to be applied to all Subscribers irrespective of the rate that previously was applied to that group of Subscribers. For example, if there are a sufficient number of Subscribers to satisfy the second-tier pricing requirement, the applicable Base Charge shall apply to all Subscriber Base Charges. Should the amount of Subscribers subsequently fall below such tier, incurring a higher Base Charge, the applicable Base Charge shall be adjusted to the higher Base Charge for all Subscribers as indicated in this section.

     The payment to be made for the initial month of Access for any Subscriber shall include (i) an amount equal to the applicable Base Charge for such initial month, prorated in the case of a partial month, and (ii) an amount equal to such Base Charge as payment in advance for the next month of Access. If one of the Subscribers cancels service within any month, there will either be no charge or a pro-rated charge depending upon the time of that Subscriber's service cancellation within that month.

     4.3  ADJUSTMENTS TO BASE CHARGE.

          4.3.1  **.

          4.3.2  ***

          4.3.3 ADDITIONAL ADJUSTMENT. Once the number of Subscribers using the Network exceeds 150,000, the parties will negotiate in good faith to agree upon an appropriate adjustment to the applicable Base Charge.

     4.4  MINIMUM COMMITMENT.

          4.4.1  ***

          4.4.2 ***

     4.5 TAXES. Retailer shall be liable for and shall reimburse PSINet for all taxes and related charges however designated resulting from the transactions contemplated hereby (except those relating to PSINet's gross income), including federal, state, provincial or local sales, use or value-added taxes (VAT) and excise taxes, imposed in connection with or arising from the provision of Access.

     4.6 INVOICES. PSINet shall invoice Retailer monthly in advance for all charges under this Agreement. All invoices will be payable within thirty
     (30) days of date of invoice. Invoices not paid by their due date shall be subject to a 1.5% per month interest fee, or the maximum extent allowed by applicable laws, whichever is less, on all past-due

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     balances.  In the event PSINet incurs additional fees as a result of any collection activity, such as collection agencies or legal fees, Retailer shall reimburse PSINet for all such fees. In the event Retailer shall fail to pay PSINet any amount due under this Agreement, PSINet, in addition to charging applicable delinquency fees, may discontinue providing Access to Retailer and its Subscribers upon ten (10) days prior written notice by overnight courier or certified mail to Retailer and chance to cure. PSINet shall resume providing Access immediately upon receipt of such payment, and in such event Retailer shall pay PSINet a reasonable reconnection fee.

     4.7  ***

5. TERM/EXTENSIONS/TERMINATION. The term of this Agreement shall be three (3) years, commencing on the last day of the Ramp Period as defined above, and, unless either party notifies the other in writing not less than one-hundred eighty (180 days) prior to the end of the initial term or any extension thereof, this Agreement shall be automatically renewed annually thereafter for a period of one year.

Either party may terminate this Agreement if such other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after receiving written notice clearly specifying such breach; provided, however, that this notice period shall not apply to a termination by PSINet in accordance with the provisions of Section 2.7, 4.4.2 and/or 4.6.

6. WARRANTIES EXCLUDED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, PSINET MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY, THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. RETAILER'S SOLE AND EXCLUSIVE REMEDY SHALL BE PSINET'S OBLIGATION TO ADJUST THE FEES PAYABLE BY RETAILER AS SET FORTH ELSEWHERE HEREIN.

7. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT PSINET SHALL IN NO EVENT BE LIABLE TO RETAILER, ITS SUBSCRIBERS OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT MATTERS OR ANY OTHER THEORY. NO ACTION OR PROCEEDING AGAINST PSINET MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES ARE RENDERED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY. PSINET'S TOTAL LIABILITY FOR GROSS NEGLIGENCE DURING THE LIFETIME OF THIS AGREEMENT SHALL IN NO EVENT EXCEED ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000) IN THE AGGREGATE.

8. INDEMNIFICATION OF PSINET. RETAILER SHALL INDEMNIFY AND HOLD HARMLESS PSINET AND PSINET'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS FROM AND AGAINST ANY AND ALL CLAIMS OF OTHER PERSONS OR ENTITIES ARISING OUT OF MATERIAL, DATA, INFORMATION OR OTHER CONTENT TRANSMITTED BY SUBSCRIBERS OR OTHER ACTS OR OMISSIONS OF RETAILER AND/OR ITS SUBSCRIBERS.

9. ***

10. MISCELLANEOUS.

     10.1  INDEPENDENT PARTIES/NO AGENCY.   The relationship of PSINet and
     Retailer shall be that of independent third parties. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to contract for or bind any other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

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     10.2  FORCE MAJEURE.  PSINet shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of Retailer or any Subscriber, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of PSINet, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and PSINet shall act with diligence to correct such force majeure.

     10.3 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

     10.4 BENEFIT AND ASSIGNMENT. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto (which consent shall not be unreasonably delayed or withheld); and any purported assignment in violation of the foregoing shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     10.5 ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION. Each of the parties hereto agrees that it will, at any time, prior to, at or after the date hereof, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     10.6  NOTICES.

          (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), express air courier, charges prepaid, or facsimile addressed as follows:

          To Retailer: as specified above.

          To PSINet:

          PSINet Inc.                      with copy to  PSINet Inc.
          510 Huntmar Park Drive                         510 Huntmar Park Drive
          Herndon, Virginia 20170                        Herndon, Virginia 20170
          Facsimile: 703.397.5318                        Facsimile: 703.904.4200
          Attn: John Kraft, Vice President, Carrier
           & ISP Services                                Attn: General Counsel

          or to such other address as either party shall have furnished to the other in writing.

          (b) If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

     10.7 COMPLIANCE WITH LAW. Retailer is responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, provincial, local, international or otherwise in connection with the matters contemplated by this Agreement.

     10.8 SEVERABILITY/SURVIVAL/WAIVERS. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum

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     extent possible in order to effectuate the intention of this Agreement; and
     if such provision shall be wholly invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or termination. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

     10.9 TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     10.10 GOVERNING LAW AND VENUE. Customer agrees to the non-exclusive jurisdiction of the federal and state courts of the Commonwealth of Virginia for any action or proceeding arising out of or in relation to this Agreement. This Agreement shall be governed by the substantive law of the Commonwealth of Virginia.

     10.11 ENTIRE AGREEMENT/AMENDMENTS. This Agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. In the event of any conflict arising between Customer's purchase order terms and this Agreement, this Agreement shall take precedence. This Agreement may be modified only in writing signed by both parties.

Both PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH:


Kevin R. Loud, Vice President
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Authorized Retailer Representative/Title (please type or print)



/s/ Kevin R. Loud                                                3/10/98
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Retailer Signature                                                 Date



John F. Kraft
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Authorized PSINet Representative (please type or print)



/s/ John F. Kraft                                                3/11/98
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PSINet Representative Signature                                    Date









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